Exhibit 10.17

CUMMINGS PROPERTIES, LLC

COMMERCIAL LEASE

Cummings Properties, LLC (“LESSOR”) hereby leases to SolidEnergy Systems Corp, (a DE corp.), 200 West Street, Waltham, MA 02451                                          (LESSEE), the following premises, approximately 23,101 square feet at 35-B Cabot Road,                                          Woburn, MA 01801                                          (“premises”), for a term of five years and one month                                         commencing at noon on the Commencement Date (defined below) and currently scheduled to terminate at noon on the last day of the calendar month in which occurs the five-year, one-month anniversary of the Commencement Date unless sooner terminated or extended as herein provided. LESSOR and LESSEE new covenant and agree that the following terms, conditions, covenants, and obligations (terms’) shall govern this lease.

1. RENT. LESSEE shall pay LESSOR base rent of seven hundred sixty one thousand one hundred seventy five (761,175) U.S. dollars per year, drawn on a U.S. bank, in monthly installments of $ 63,431.25 on or before the first day of each calendar month, without offset or deduction. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801. or at such other place designated in writing by LESSOR. If the “Cost of Living’ has increased as shown by the Consumer Price Index (Boston. Massachusetts, all terns, all urban consumers), U.S. Bureau of Labor Statistics (‘Index’) then base rent due during each calendar year of this lease and all extensions thereof shall be adjusted in proportion to any increase in the Index. The base month from which to determine the amount of each increase shall be January 2016 , which figure shall be compared with the figure for November 2016 , and each November thereafter to determine the increase (if any) in base rent to be paid during the following calendar year commencing each January 1. (See Paragraphs E and F of the Rider to Lease.)

2. SECURITY DEPOSIT. LESSEE shall pay LESSOR a security deposit of $ 334,000 drawn on a U.S. bank, upon LESSEE’S execution of this lease, which shall be held as security for LESSEE’S performance herein and refunded to LESSEE without interest at the end of this lease, subject to LESSEE’S satisfactory compliance with the terms hereof. LESSEE shall not apply the security deposit to any payment due under this lease. In the event of any breach of this lease by LESSEE*, however, LESSOR may apply the security deposit first to any outstanding invoice or other payment due to LESSOR, and then to outstanding rent, in which event LESSEE shall fully restore said deposit forthwith. LESSEE’S failure to remit or restore the security deposit shall constitute a substantial lease default If LESSEE fails to pay the security deposit and the initial rental payment as and when required herein, LESSEE agrees that LESSOR may at its sole option, declare this lease null and void for failure of consideration. (See Paragraphs N, P, and T of the Rider to Lease.)

* beyond any applicable notice and cure periods

3. USE. LESSEE shall use the premises only for executive and administrative offices and light manufacturing.

4. REAL ESTATE TAX INCREASES. LESSEE shall pay LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building(s) of which the premises area part (building) of (i) all increases in the real estate taxes levied against the land and building (property), whether such increase(s) is/are due to an increase in the tax rate or assessment, or a change in the method of determining real estate taxes, and (it) all real property surcharges and special assessments levied against the property The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect for the fiscal year ending June 30. 2017 , net of abatements, if any.

LESSOR LESSEE

5. UTILITIES. LESSOR shall provide equipment per LESSOR’S building standards to heat foe premises in season and to cool all office areas *between May 1 and November 1. LESSEE shall pay all charges for utilities used on the premises, including electricity, telecommunications, gas, oil, water, and sewer, and shall use whichever utility service provider LESSOR designates LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building, including charges for routine maintenance of any on-site septic system. LESSEE shall pay foe utility provider or LESSOR, as applicable, for all such charges as determined by separate meters serving the premises and/or as a proportionate share if not separately metered.

*to maintain reasonably comfortable temperatures

6. COMPLIANCE WITH LAWS. LESSEE and LESSEE’S employees, agents, affiliates, callers, contractors, visitors, and invitees (LESSEE parties) shall not use the premises in any way that may be unlawful, improper, noisy, offensive, harmful, or contrary to any applicable statute, regulation, ordinance, or bylaw. ‘LESSEE parties shall fully comply with all applicable statutes, regulations, ordinances, and bylaws related to or arising out of their **use and occupancy of the premises and any allowed alterations herein, including without limitation, maintaining Worker’s Compensation Insurance and obtaining all licenses, permits, and approvals necessary for LESSEE’S use and occupancy of the premises

*Following delivery of the premises to LESSEE, * *particular

7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the premises, or of the property of which the premises are a part be substantially damaged by fire or casualty, or be taken by eminent domain. LESSOR may elect to terminate this lease. When such an event is not caused or contributed to by LESSEE parties and renders the building uninhabitable, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease upon 30 days’ prior written notice if (a) LESSOR fails to give written notice within 30 days after said event of its intention to restore the premises; or (b) LESSOR fails to restore the premises, using building standard finishes, to a condition substantially suitable for the use described above within 90 days after said event LESSOR reserves all rights for damages or injury to the premises for any taking by eminent domain, except for damage to LESSEE’S property or equipment.

8. FIRE INSURANCE. LESSEE parties shall not permit any use of the premises which will adversely affect or make voidable any insurance on the property, or the contents of the building, or which shall be contrary to any law, regulation, or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR’S insurer, or any similar entity. LESSEE shall not vacate the premises or permit same to be unoccupied other than during LESSEE’S customary non-business days or hours, or cause or allow the utilities serving the premises to be terminated.

9. SIGNS. LESSOR may. at its expense, identify LESSEE’S occupancy of the premises with a building standard sign at the main entry to the premises and, if applicable, on the building’s directory. LESSEE shall obtain LESSOR’S prior written consent before erecting any sign(s), and shall erect and maintain any such sign(s) in accordance with LESSOR’S building standards for style, size, wording, design, location, etc., now or hereafter made by LESSOR. LESSOR may, at LESSEE’S expense, remove and dispose of any sign(s) not properly approved, erected, or maintained.

10. MAINTENANCE. Except as otherwise provided below, LESSOR will maintain the structure, roof, landscaping, common areas, and building standard heating and cooling equipment sprinklers, doors, plumbing, and electrical wiring at the premises, *but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE parties, and corrosion and chemical or water damage from any source. LESSEE agrees to maintain at its expense all other aspects of the premises in the same condition as they are when delivered to LESSEE or as they may be put in during the lease term, normal wear and tear only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the premises are now in good order. LESSEE shall properly control and vent all

2	LESSOR LESSEE

chemicals, radioactive materials, smoke, moisture, odors, and other materials that may be harmful, and shall not cause the area surrounding the premises or any other common area to be in anything other than a neat and clean condition, and shall appropriately dispose of all waste. LESSEE shall be solely responsible for any damage to any equipment serving the premises or the building which relates to or arises out of the storage, discharge, or use of any substance by LESSEE. LESSEE shall not permit the premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste, and will not bring or keep animals therein, if the premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for light office or storage use. LESSEE with protect any flooring with chair pads under any rolling chairs and shall maintain sufficient heat to prevent freezing of pipes or other damage. All heating, ventilating, air conditioning, plumbing, and electrical equipment serving areas of the premises used for any purpose other than general office or warehouse, and any installation or maintenance of any “non-building standard” leasehold improvements or equipment which is associated with some specific aspect of LESSEE’S use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEES sole responsibility and at LESSEE’S expense. All maintenance and other services provided by LESSOR shall occur during LESSOR’S normal business hours.

* in good order and condition in compliance with applicable laws

11. ASSIGNMENT OR SUBLEASE. Provided LESSEE is not in default of any term hereof. LESSEE may assign this lease or sublet or allow another entity or individual to use or occupy all or part of the premises, but only with LESSOR’S prior written consent in each instance. LESSEE shall not assign this lease or sublet any part of the premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant As a condition to any assignment or sublease, a security deposit increase ’shall be paid to and held by LESSOR. If LESSEE notifies LESSOR of its desire to assign the lease or sublet**, LESSOR may elect to terminate this lease, at an effective date to be determined by LESSOR, upon notice to LESSEE. Notwithstanding LESSOR’S consent to any assignment or sublease, LESSEE and GUARANTOR shall remain liable for the payment of all rent and for the full performance of all terms of this lease and all amendments and extensions thereto.*, equal to one month of then-current monthly rent, * ’substantially all of the leased premises

12. ALTERATIONS. LESSEE parties shall not make structural alterations, additions, or improvements of any kind to the premises, but LESSEE may make nonstructural alterations, additions, or improvements with LESSOR’S prior written consent followed alterations”), All allowed alterations shall be at LESSEE’S expense and shall conform with LESSOR’S building standards and construction specifications or will be subject to restoration charges. If LESSOR or its agents provide(s) any services or maintenance in connection with allowed alterations and/or the review thereof, LESSEE will promptly pay any just invoice(s). LESSEE shall obtain, prior to the commencement of any work, a lien waiver from any contractors) performing work at the premises. LESSEE shall not permit mechanics’ liens or similar liens to remain upon the premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR All allowed alterations shall become part of the premises and the property of LESSOR. LESSOR shall have the right at any time to make additions to the building, to change the arrangement of parking areas, stairs, or walkways, or otherwise to alter common areas or the exterior of the building. LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as required by LESSOR to enable LESSOR to carry out the above-described work.

13. LESSOR’S ACCESS. LESSOR its agents or designees may at any reasonable time ’enter to view the premises; to show the premises to others**; to make repairs and alterations as LESSOR, its agents, or designees should elect to do for the premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, but at LESSEE’S expense, to perform work which LESSEE is required but has failed to do. *, within 72 hours following LESSOR’S request and in the presence of LESSEE parties, except in case of emergency, ’’during the last six months of the lease term.

3	LESSOR LESSEE

14. SNOW REMOVAL The plowing of snow from all driveways and unobstructed parking areas shall be at the sole expense of LESSOR The control of snow and ice on all walkways, stairs, and loading areas serving the premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE, Notwithstanding the foregoing, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE parties for personal injuries and/or property damage resulting in any way from snow or ice on any area serving the premises, except for claims directly resulting from LESSOR’S negligence.

15. ACCESS AND PARKING. LESSEE parties may without additional charge use parking spaces provided for the building in common with others. The number of spaces used by LESSEE parties, which shall be presumed to equal the number of persons present at the premises, shall not at any time exceed LESSEE’S proportionate share of the total spaces for the building. No unattended parking (i.e., parking where the driver of a vehicle is not readily available at the premises to relocate said vehicle} will be permitted between 7:00 PM and 7:00 AM without LESSOR’S prior written approval, and any such allowed parking shall be permitted only in designated overnight parking areas. Unregistered or disabled vehicles or trailers of any type may not be parked at any time. LESSOR may tow, at LESSEE’S sole risk and expense, any misparked vehicle belonging to LESSEE parties, at any time LESSEE parties shall not obstruct any portion of the building or its common areas. LESSOR may record activities at the building with monitored and/or unmonitored cameras; however, LESSEE agrees that LESSOR is not in any way providing any security services for LESSEE parties, and accepts full responsibility for protecting LESSEE parties and their property,

16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE parties for death or personal injuries to all persons and/or property damage, including damage by fire or casualty, arising out of the use, control, condition, or occupancy of the premises by LESSEE parties, except for death, personal injuries, and/or property damage directly resulting from the negligence of LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments, and attorneys’ fees caused by or in any way arising out of any of the aforesaid matters. All common areas, including but not limited to any parking areas, driveways, stairs, loading areas, corridors, roofs, walkways, lobbies, atria, elevators, communications closets, community conference rooms, and outdoor areas (“common areas”) shall be considered a part of the premises for purposes of Sections 16 and 17 when they are used by LESSEE parties,

17. INSURANCE. LESSEE shall maintain at its expense a commercial general liability policy insuring LESSEE. LESSOR, and OWNER against all claims fix personal injuries (including death) and/or property damage arising out of the use. control, condition, or occupancy of the premises, including any common areas, by LESSEE parties, including damage by fire or casualty, such policy to insure LESSEE, LESSOR, and OWNER against any claim up to $1,000,000 for each occurrence involving personal injuries (including death), and $1,000,000 for each occurrence involving property damage. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be excess LESSOR and OWNER shall be included in each such policy as additional insureds using ISO form CG 20 2611 85, ISO form CG 2011 01 96 (without exclusions), ISO form CG 20 11 04 13 (without exclusions). or some other form approved in writing by LESSOR and each such policy shall be issued by a company or companies satisfactory to LESSOR Prior to occupancy. LESSEE shall deliver to LESSOR a copy of such policy, together with the declarations page and all applicable riders and endorsements, showing that such insurance is in force, and thereafter will deliver, prior to the expiration of any such policy, notice of renewal of same In the event any such policy or coverage changes, a copy of the policy, declarations page, and all applicable riders and endorsements shall be delivered to LESSOR within 10 days of such change. No policy shall be cancelled without at least 10 days’ prior written notice to each insured. If LESSEE fails to deliver or maintain such insurance at any time during the term of this lease, LESSOR may, without further notice to LESSEE, elect to obtain such insurance, whereupon LESSEE shall pay LESSOR a reasonable charge for such insurance, plus LESSOR’S administrative expenses.

4	LESSOR LESSEE

18. BROKERAGE. LESSEE warrants and represents that it has dealt with no broker, tenant representative, or third party in connection with this lease*, and agrees to indemnify LESSOR against all brokerage claims arising out of this lease. LESSOR warrants and represents that it has employed no exclusive broker or agent in connection with this lease. If either LESSOR or LESSEE introduces a broker, tenant representative, or other third party on its behalf for any extension, amendment, or other modification of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker, tenant representative, or third party.

◆except for Boston Commercial Properties, Inc., to which LESSOR shall pay a commission in accordance with a separate agreement

19. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other like instruments made at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such instruments as necessary to show the subordination of this lease to said mortgages or other such instruments.

20. DEFAULT AND RENT ACCELERATION. In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership, or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE’S property*, or (b) LESSEE shall default in the observance or performance of any term herein, and such default shall not be corrected within 10 days after written notice thereof, **then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the premises, to declare the term of this lease ended, and/or to remove LESSEE’S effects, without liability, including for trespass or conversion, and without prejudice to any other remedies. If LESSEE defaults in the payment of any rent and any such rental default continues for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums is a substantial breach of this lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the net present value of the entire balance of rent due herein as of the date of LESSOR’S notice, using the published prime rate then in effect shall immediately become due and payable as liquidated damages, since both parties agree that such amount is a reasonable estimate of the actual damages likely to result from such breach. No actions taken by LESSOR under this section shall terminate LESSEE’S obligation to pay rent under this lease, as liquidated damages or otherwise. Any sums received by LESSOR from or on behalf of LESSEE may at any time be applied by LESSOR in its sole discretion first to any unamortized improvements completed for LESSEE’S occupancy, then to any unpaid invoice or other payment due to LESSOR, and then to unpaid rent LESSEE shall pay all invoices within 10 days of the date of such invoice(s). If any rent and/or other payment is not received by LESSOR when due. then LESSEE shall pay LESSOR a one-time late charge for each past due amount equal to one percent of such overdue amount or $35 (whichever is greater) and interest at the rate of 18 percent per annum on any past due amount

*and not released or discharged, as the case may be, within 30 days **or, in the event such default cannot be cured within said 10-day period, LESSEE shall not have commenced to cure and be diligently proceeding to cure

21. NOTICE. All notices from LESSOR to LESSEE under this lease shall be given in writing and shall be deemed duty served when left at the premises, served by constable, sent by recognized courier service with a receipt therefor, or mailed by certified or registered mail, return receipt requested, postage prepaid to LESSEE at the premises or such other address as LESSEE may designate in writing. All notices from LESSEE to LESSOR under this lease shall be given in writing and shall be deemed duly served only when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or to the last address designated by LESSOR No oral, facsimile, or electronic notice shall have any force or effect Time is of the essence in the service of any notice.

5	LESSOR LESSEE

22. OCCUPANCY. If LESSEE takes possession of the premises prior to the commencement of this lease, LESSEE shall perform all terms of this lease from the date it takes possession*. LESSOR may require LESSEE at LESSEE’S expense to relocate-to another similar premises (which shall be within the same municipality-as the current premises, unless LESSEE s not regularly occupying the premises) at any time-upon written-notice to LESSEE and on terms comparable to those herein: If any of LESSEE parties occupies, controls, or encumbers any part of the premises without LESSOR’S written permission after the termination of this lease or otherwise beyond the period specified by LESSOR in writing, LESSEE shall be liable to LESSOR for any and all loss, damages, and/or expenses incurred by LESSOR including consequential damages, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be two times the greater of the monthly rent due under this lease for the immediately preceding calendar month or LESSOR’S then-current published one-year rental rate for the premises, it being agreed that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. The occupancy, control, or encumbrance of any part of the premises by any of LESSEE parties beyond noon on the last day of any rental period shall constitute occupancy for an entire additional month, and increased payment as provided in this section shall be immediately due and payable. LESSOR’S acceptance of any payments shall not alter LESSEE’S status as a tenant at sufferance.

*, other than the obligation to pay rent

23. FIRE PREVENTION. LESSEE agrees to use all reasonable precautions against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs, and to complete all other modifications within the premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department LESSOR’S insurer, or any similar entity.

24. OUTSIDE AREA. All items left or stored by LESSEE in any common area without LESSOR’S prior written consent shall be deemed abandoned and may be removed or disposed of by LESSOR at LESSEE’S expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE’S expense by a disposal firm designated by LESSOR Alternatively, if a shared dumpster or compactor is provided by LESSOR. LESSEE shall pay the disposal firm or LESSOR, as applicable. LESSEE’S share of all charges associated therewith.

25. ENVIRONMENT. LESSEE parties shall not interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others, in LESSOR’S discretion, by reason of odors, smoke, exhaust, vibrations, noise, moisture, pets, garbage, trash, vermin, pests, or otherwise, and will at their expense employ a professional service to eliminate such interference if determined necessary by LESSOR *No oil, hazardous material, or waste shall be used, stored, disposed of, or allowed to remain at the premises at any time without LESSOR’S prior written approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion and other damage in any way associated with the use, storage, disposal, and/or release of same by LESSEE parties LESSEE shall provide and maintain effective devices for preventing damage to the building and property from deionized water, chemicals, and hazardous materials that may be used or present at the premises.

◆Except as provided for in Paragraph J of the Rider to Lease, no

26. RESPONSIBILITY. In all events, neither LESSOR nor OWNER shall be liable to anyone for. nor shall LESSEE’S obligations under this lease be reduced because of loss, injury, or damage caused in any way by the use, leakage, incursion, discharge, seepage, flooding, or escape of water or sewage in any form or from any source, or by the interruption or cessation of any service rendered customarily to the premises or building or agreed to by the terms of this lease, by any accident the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained, or by any change in any utility or service provider, or by any cause beyond LESSOR’S immediate control. Except as otherwise provided for in this lease, neither LESSOR nor OWNER nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages.

6	LESSOR LESSEE

27. SURRENDER On or before the termination of this lease, LESSEE shall remove all of LESSEE parties’ goods and effects from the premises, and shall deliver to LESSOR exclusive and unencumbered possession of the premises and all keys and locks thereto, all fixtures, equipment and workstations of any type connected therewith, and all allowed alterations made to or upon the premises, whether completed by LESSEE, LESSOR, or others, including but not limited to any offices, window blinds, floor coverings, computer floors, plumbing, plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, chillers, security, surveillance and fire protection systems, telecommunications and data wiring, cable trays, telephone systems, racking, air and gas distribution piping, compressors, cranes, hoists, cabinets, counters, shelving, millwork, casework, electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, transformers, generators, distribution panels, bus ducts, raceways, receptacles and disconnects, and all furnishings and equipment that have been bolted, welded, nailed, screwed, glued, or otherwise attached to any wall, floor, ceiling, roof, pavement, or ground, or which have been directly wired, ducted, or plumbed to any portion of any building or system serving the premises. Prior to surrender, LESSEE shall, at LESSOR’S option, remove or property terminate and label for future use any and aH wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the premises broom clean, fully sanitized from all chemicals or other contaminants*, and in at least the same condition as they were at the commencement of this lease or any prior lease between the parties for the premises, or as they were modified during said term with LESSOR’S written consent reasonable wear and tear only excepted, and LESSEE shall be deemed to be encumbering the premises until it delivers the premises to LESSOR at the time and in the condition required herein. Any and all property, including business records, that remains at the premises upon termination of this lease shall, at LESSOR’S option, be subject to Section 22 above or be deemed abandoned and be disposed of as LESSOR sees fit without LESSOR being liable for any loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE’S expense; retain same under LESSOR’S control; sell same without notice at a public or private sale and apply the net proceeds of such sate to the payment of any sum due herein; or destroy same. Notwithstanding the delivery of any keys to LESSOR, in no case shall the premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties. Tie parties’ rights and obligations under this section shall survive termination of this lease.

*relating to or in any way arising out of LESSEE’S use and/or occupancy of the premises

28. GENERAL, (a) The invalidity or unenforceability of any clause or term of this lease shall not affect or render invalid or unenforceable any other clause or term hereof, (b) No consent or waiver, express or implied, by LESSOR to or of any breach of any obligation of LESSEE is intended or shall be construed as a consent or waiver to or of any other breach of the same or any other obligation, (c) The terms of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only white each is lessor or owner of the premises, (d) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof and only in a court therein. Any action or proceeding arising out of this lease shall be brought by LESSEE within one year after the event giving rise to the claim has occurred, (e) If LESSOR or OWNER is a trust, corporation, or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation, or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner, or beneficiary individually, (f) Intentionally omitted, (g) If LESSEE is more than one person, corporation, other legal entity, partnership, or some combination thereof, LESSEE’S obligations shall be joint and several. Unless repugnant to the context “LESSOR” and “LESSEE’ mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors, and assigns, (h) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties

7	LESSOR LESSEE

shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, and statements, and LESSEE agrees to keep all financial and other terms of this lease confidential. This lease may not be amended except by written agreement signed by all parties, or as otherwise provided herein, and no oral or written representation shall have any effect hereon, (i) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the premises for the use described above Q) if, for any reason, LESSOR does not deliver possession of the premises as provided herein, unless a delay is caused or contributed to in any way by any of LESSEE parties, the rent excluding the cost of any amortized improvements, shall be proportionately abated until LESSOR delivers possession, and LESSOR shall use reasonable efforts to deliver possession at the earliest practical date. LESSEE agrees that said abatement shall be LESSEE’S sole remedy for any delay in delivery of possession and that LESSOR shall not be liable for any damages to LESSEE for such delay, (k) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (I) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease, or any subsequent amendment or extension, or to receive LESSORS consent as provided for herein, if LESSEE is at that time in default of any term hereof*. If this lease terminates pursuant to Section 20 above, LESSEE acknowledges and agrees that this lease may, at LESSOR’S election, be reinstated by LESSOR with or without notice to LESSEE, and LESSOR may require one or more conditions prior to reinstatement (m) No restriction, condition, or other endorsement by LESSEE on any payment, nor LESSOR’S deposit of any full or partial payment shall bind LESSOR in any way or limit LESSOR’S rights under this lease, (n) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR due to any consent requested by LESSEE or in enforcing any term of this lease (o) LESSEE will conform to ail roles and regulations now or hereafter made by LESSOR for parking, for the care, use, and/or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any of LESSEE parties to violate this lease or any of its terms, (p) LESSEE’S covenants under this lease shall be independent of LESSOR’S covenants, and LESSOR’S failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease, (q) LESSOR, LESSEE, OWNER, and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of the subject matter of this lease and/or the guaranty.

(r) See attached Rider to Lease for additional terms.

*beyond any applicable notice and cure periods

29. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing and hereafter acquired property of LESSEE kept in any of LESSOR’S buildings (excluding LESSEE’S intellectual property, patents and accounts receivable) to secure the performance of all LESSEE’S obligations under this lease or any subsequent lease between the parties. LESEE authorizes lessor to file a financing agreement or financing statement and all necessary amendments in connection with this security interest. This security agreement shall survive termination of shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE’S obligations under this lease or any subsequent lease shall be a default under this security agreement and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Massachusetts. In the event of default LESSEE shall assist and facilitate LESSOR’S exercise of its rights under this section.

30. AUTOMATC LEASE EXTENSIONS. This lease, including all terms and escalations, etc shall be automatically extended for additional successive periods of five years each unless LESSOR or LESSEE servers written notice either party to the other, or either party’s option to terminate this section, whereupon it will be of no further force or effect. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then-current lease term. Time is of the essence.

8	LESSOR LESSEE

In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this lease to be executed this __30th            day of             March            , 2016            .

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: SOLIDENERGY SYSTEMS, LLC

By:	/s/ E. Anderson	By:	/s/ Qichao Hu
	Duly authorized		Duly authorized
		Print name:	Qichao Hu
		Title:	President and CEO

G U A R A N T Y

In consideration of LESSOR making this lease with LESSEE, GUARANTOR hereby personally and unconditionally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all financial and nonfinancial obligations arising out of (i) this lease (and all amendments, extensions, and/or assignments thereof) with respect to the premises herein and any new premises that may become subject to this lease, and (ii) LESEE’s use and/or occupancy of any premises managed by LESSOR. The undersigned premises to pay all expenses including reasonable legal and administrative fees incurred by LESSOR in enforcing this guaranty. LESSOR’s consent to any assignments, subleases, amendments, and extensions by LESSEE or to any compromise or release of LESSEE’s liability under this lease, with or without notice to the undersigned, or LESSOR’S failure to notify the undersigned of any default and/or reinstatement of this lease, shall not relieve GUARANTOR from personal liability.

In witness whereof, the undersigned GUARANTOR intending to be legally bound, have caused this guaranty to be executed this              day of                                 , 20            .

Address:
Signature

Print name:

CUMMINGS PROPERTIES, LLC

STANDARD FORM

RIDER TO LEASE

The following additional terms are incorporated into and made a part of the attached lease and in the event of any conflict between any term of this Rider to Lease and the attached lease, the terms of this rider shall govern:

A. SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center and Dunham Road in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by the SESD. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance of LESSEE with such regulations.

B. ACTIVITY AND USE LIMITATION. Except as provided below, with respect to leases at Cummings Center in Beverly and leases at 10 and 18 Commerce Way in Wobum (only), the following activities and uses are expressly prohibited at the property of which the premises are a part: residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notwithstanding the foregoing, residential, school, child care, day care and children’s learning center uses (and associated outside recreational activities and/or associated playground) are authorized in specific locations at Cummings Center and/or 10 and 18 Commerce Way. As to Cummings Center, the Notice of Activity and Use Limitation dated April 26,1996 was recorded at the Essex (South) Registry of Deeds at Book 13533, Page 559, and amended on September 2,1997 (Book 14299, Page 257), June 19, 2003 (Book 21871, Page 314), March 10, 2005 (Book 24047, Page 1), August 11, 2006 (Book 25994, Page 425), and September 17, 2008 (Book 28043, Page 576). As to 10 and 18 Commence Way, the Notice of Activity and Use Limitation dated December 12, 1996 was recorded at the Middlesex (South) Registry of Deeds at Book 26901, Page 293 and registered with the Middlesex Registry District of the Land Court as Document No. 1231513, and amended on September 24, 2002 (Book 36592, Page 499) and September 19, 2007 (Book 50124, Page 578 and Land Court Document No. 01454912).

C. CHANGE IN CORPORATE FORM. If LESSEE is a trust, corporation, partnership or other limited liability entity, LESSEE shall serve written notice to LESSOR within 30 days following the date LESSEE: (a) changes its legal name, (b) merges into or consolidates with a third party, (c) files articles of entity conversion, (d) changes its state of organization/registration or domestication, (e) voluntarily or involuntarily dissolves or revokes its articles of organization, articles of incorporation or other charter documents, or (f) changes any trustee®.

D. LESSOR, at a total charge to LESSEE of $89,324, to be paid by LESSEE to LESSOR upon LESSEE’S execution of this lease, shall substantially complete, except for punch list items, modifications to the premises according to the mutually agreed upon plan attached hereto (“LESSOR’S Work”) within 90 days following full execution of this lease, approval of final plans and specifications (if any), LESSEE’S full payment of said $89,324 charge, and LESSOR’S receipt of the $334,000 cash security deposit, the $583,300 irrevocable standby letter of credit provided for in Paragraph N below, and a building permit for said modifications (the “Due Date”). The later to occur of (a) August 1, 2016 and (b) the first day following the date upon which LESSOR substantially completes LESSOR’S Work, except for punch list items and less the number of LESSEE Delay Days (defined below) (if any), shall be known as the “Commencement Date.”

E. Notwithstanding monthly rent as provided in Section 1 of this lease, monthly rent due during the later to occur of the following two time periods shall be waived: (i) the month of August 2016, and (ii) the first 30 days following the Commencement Date. The date that is the later to occur of (a) September 1, 2016, and (b) the 31st day following the Commencement Date shall be the “Rent Start Date.”

                     LESSOR

                     LESSEE

RIDER TO LEASE

(Continued)

F. Notwithstanding monthly rent as provided in Section 1 of this lease, LESSEE may discount each monthly rental payment due (to be apportioned for any partial month) from the Rent Start Date through the first anniversary of the Turnover Date (only), according to the schedule below, provided LESSOR receives each such monthly payment on or before the fifth day of the month for which such rent is due, and LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease. Time is of the essence. Said discounts shall be as follows:

From the Rent Start Date through the last day of the calendar month in which occurs the 11-month anniversary of the Rent Start Date (the last day of said calendar month, the “Turnover Date”):	discount of $36,311.25 per month

From the first day immediately following the Turnover Date through the first anniversary of the Turnover Date:	discount of $25,026.08 per month

G. In the event LESSEE in any way delays LESSOR’S substantial completion of LESSOR’S Work (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR’S Work, any delay in LESSEE making any payment to LESSOR under this lease, any delay in LESSEE providing information to LESSOR for any permits and/or plans, and/or any interference by LESSEE parties with LESSOR’S Work), there shall be no abatement of rent for the number of days of delay (each day, a “LESSEE Delay Day”), and the Due Date shall be extended by the number of days of delay. Time is of the essence.

H. Provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease beyond any applicable notice and cure periods, LESSEE shall have a one-time option to extend this lease, including all terms and escalations herein, for one additional term of five years (the “option term”) by serving LESSOR with written notice of its desire to so extend this lease. The time for serving such written notice shall be not more than 12 months or less than six months (the “Option Notice Period”) prior to the expiration of the initial lease term. Additionally, notwithstanding Section 1 of this lease, annual base rent as of the commencement of the option term shall be recalculated at LESSOR’S then-current published annual rental rate for similar space, which LESSOR shall disclose to LESSEE upon LESSEE’S written request at any time during the Option Notice Period, but shall in no case be less than the annual base rent, plus all “Cost of Living” adjustments, that would otherwise be in effect as of the commencement of the option term. As of the commencement of the option term, the base month from which to determine the amount of each “Cost of Living” adjustment throughout the option term shall be changed to January of the year in which occurs the fifth anniversary of the Commencement Date, the “comparison” month shall be changed to November of the year in which occurs the fifth anniversary of the Commencement Date, and the first adjustment during the option term shall take place with the rent due on January 1 of the year following the year in which occurs the fifth anniversary of the Commencement Date. Time is of the essence.

I. The parties acknowledge and agree that, as of the execution of this lease, not all of the perimeter walls of the premises have been built. Accordingly, upon completion of the modifications provided for herein, LESSOR shall carefully measure the entire premises, and if the size does not equal the total number of square feet set forth in the initial paragraph of this lease, LESSOR shall notify LESSEE in writing of the actual revised square footage and the corresponding increase or decrease in rent and the conditional monthly rental discount provided for in Paragraph F above, based on the same rate(s) per square foot used in this lease, and said actual square footage, adjusted rent, and adjusted conditional monthly rental discount shall be substituted for the corresponding figures in this lease as of the Commencement Date.

J. Notwithstanding anything to the contrary in Section 25 of this lease, LESSEE may use and store hazardous material, as that term is defined in M.G.L. c. 21E, §2, within the premises, in an amount not to exceed LESSEE’S proportionate share of the total hazardous material storage capacity allowed by applicable building code(s) and governmental authorities, provided LESSEE fully complies with all applicable local, state, and federal laws, regulations, ordinances, and bylaws (collectively, “applicable laws”). In the event that any hazardous material and/or hazardous waste, relating to or in any way arising out of LESSEE’S use and/or occupancy of the premises, remains in the premises after the termination of this lease or, if applicable, the date LESSEE otherwise vacates the premises, including but not limited to relocating to a new premises pursuant to an amendment to this lease (in either case, the

                     LESSOR

                     LESSEE

RIDER TO LEASE

(Continued)

“Vacate Date”), or in the event that any manifest(s) need to be prepared for the delivery, transport, removal, and/or disposal of any hazardous material and/or hazardous waste to or from the premises (e.g., EPA Form 8700-22) and LESSEE’S authorized representative is unavailable for any reason, LESSEE hereby authorizes LESSOR to execute any and all manifests and related documents necessary to properly effectuate such delivery, transport, removal, and/or disposal on LESSEE’S behalf and at LESSEE’S sole expense using LESSEE’S Hazardous Waste Generator Identification Number. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR and OWNER harmless from any and all liability, damage, and personal injury in any way relating to or arising out of the use, storage, disposal, transport, and/or release of such hazardous material or hazardous waste.

K. Notwithstanding anything in Section 10 of this lease to the contrary, LESSEE’S maintenance and repair obligations shall specifically include, without limitation, monthly inspection, repair, and replacement as needed of (i) all acid neutralization, pH adjustment, and other wastewater treatment tanks and equipment and drain lines into which said tanks and equipment discharge, (ii) backflow preventers and back-up generators, and (iii) all HVAC equipment not exclusively serving office areas, as well as all exhaust and intake fan components, including belts and air filters. LESSEE shall be responsible for semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in all tanks, ensuring that all wastewater discharged from the premises is neutralized to a pH range between 6 and 9, or, in the case of deionized water, is appropriately diluted or treated, and fully complying with all applicable laws. Notwithstanding anything in Section 10 of this lease to the contrary, LESSEE acknowledges and agrees that the plumbing, electrical, and heating and cooling systems exclusively serving the premises shall be maintained by LESSEE, at its sole expense, except that LESSOR shall maintain the restrooms and any of the above systems that exclusively serve(s) the office areas of the premises. LESSEE also agrees to accept all plumbing, electrical, and heating and cooling systems in “as is” condition provided the same are in good working condition when the premises are delivered to LESSEE. Throughout the term of this lease, within 30 days following LESSOR’S request, and on or before the Vacate Date, LESSEE shall provide LESSOR with written evidence from a qualified third party documenting LESSEE’S compliance with the foregoing inspection, repair, and maintenance obligations, and certifying that all such equipment and systems required to be maintained by LESSEE are in good working condition (the “Condition Statement”). Time is of the essence.

L.* On or before the Vacate Date, LESSEE shall, at its sole expense, have the entire premises, including all extensions thereof (e.g. shafts, ducts, etc.) used in any way by LESSEE, cleaned, sanitized, and tested, and shall provide LESSOR with a written certification from a licensed, independent, and certified industrial hygienist (“CIH”) stating that as of the Vacate Date, the entire premises have been cleaned, sanitized, and tested and are free from all harmful chemical, biological, radioactive, or other contamination arising out of LESSEE’S tenancy, that there are no restrictions on future use or occupation by others, including any demolition, modification, and/or disposal of any materials as non-hazardous waste, and that the indoor air quality at the premises is satisfactory. Said cleaning, testing, and certification shall be completed in accordance with all CIH professional standards and all applicable laws and shall include, but not be limited to, all cabinetry, countertops, walls, ceilings, floors, casework, and all other surfaces, all mechanical and HVAC equipment, ductwork, diffusers, return air grilles, filters, make-up air units, exhaust fans, hoods, plumbing lines and fixtures, drains, septic systems (if any), and all acid neutralization, pH adjustment and other wastewater treatment tanks, piping, and equipment. If LESSEE used, stored, and/or disposed of any radioactive materials at, in, on, or near the premises, LESSEE shall provide LESSOR with a written statement from all applicable governmental authorities that the premises have been fully decommissioned in accordance with all applicable laws on or before the Vacate Date.

M.* The premises shall be deemed occupied by LESSEE in accordance with Sections 22 and 27 of this lease unless and until LESSEE has provided, to LESSOR’S satisfaction and/or the satisfaction of LESSOR’S CIH, the required CIH certification, all applicable decommissioning statements, and the Condition Statement, all in accordance with the terms of the three preceding paragraphs.

N. In addition to the $334,000 cash security deposit provided in Section 2 of this lease, LESSEE shall provide to LESSOR and maintain throughout the entire lease term an Irrevocable Letter of Credit negotiable on sight in the amount of $583,300 as security for LESSEE’S obligations under this lease, including without limitation, Paragraphs J, K, L, and M above. Said Letter of Credit shall be issued by a commercial bank acceptable to LESSOR; provide for

                     LESSOR

                     LESSEE

RIDER TO LEASE

(Continued)

payment to LESSOR immediately and on sight upon LESSOR’S delivery to the bank of a statement that the drawing represents amounts due to LESSOR from LESSEE under this lease or is otherwise permitted under this lease; terminate no earlier than two months after the termination of this lease; and shall otherwise be in a form acceptable to counsel for LESSOR. In addition, LESSOR shall be entitled to draw on said Letter of Credit and hold the proceeds as a cash security deposit in the event that LESSOR feels insecure about the continuing solvency of the issuing bank. The Letter of Credit or the amount of the Letter of Credit in cash shall be delivered to LESSOR upon LESSEE’S execution of this lease. If cash is paid, LESSOR shall then refund it to LESSEE upon delivery to LESSOR of a Letter of Credit that fully complies with this paragraph. LESSEE shall pay LESSOR for all legal and administrative expenses incurred by LESSOR in connection with drawing on this Letter of Credit.

O. The preceding five paragraphs are key considerations of this lease.

P. Notwithstanding Paragraph N above, LESSEE may, at any time after September 1, 2019, amend the letter of credit to reduce the face amount of said letter of credit from $583,300 to $411,300 by delivering to LESSOR an amendment to said letter of credit evidencing said reduction of the face amount, provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease. In addition, LESSEE may, at any time after September 1, 2020, further amend the letter of credit to further reduce the face amount of said letter of credit from $411,300 to $289,300 by delivering to LESSOR an amendment to said letter of credit evidencing said further reduction of the face amount, provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease. In addition, if LESSEE exercises the option provided for in Paragraph H above, then, LESSEE may, at any time during the option term, further amend the letter of credit to further reduce the face amount of said letter of credit from $289,300 to $217,300 by delivering to LESSOR an amendment to said letter of credit evidencing said further reduction of the face amount, provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease.

Q.* LESSOR consents to LESSEE’S limited non-exclusive access to the roof of the building to perform LESSEE’S maintenance obligations as set forth above (only). LESSEE agrees that the roof is a common area of the building and that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR and OWNER harmless from, all property damage and personal injury, including death, associated in any way with the activities of LESSEE parties on the roof and/or the location, installation, or maintenance of said equipment on the roof, including, but not limited to, damage to the watertight integrity of the roof and the roof membrane, caused or contributed to by LESSEE parties.

R. During the first six months following the Commencement Date (only), provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease, LESSEE may install, at LESSEE’S sole expense, an illuminated exterior sign on the building, in a location to be designated by LESSOR and in compliance with LESSOR’S design and construction standards and all applicable ordinances, bylaws, and state and local building codes. LESSEE shall obtain all necessary licenses, permits, and approvals for said sign, and LESSOR’S written consent as to size, graphics, construction, and the like. If applicable, LESSEE shall, at LESSEE’S sole expense, install any and all necessary structural support for said sign (e.g., blocking), remove all existing signage, and patch and finish all holes prior to sign installation. Trees, shrubs, landscaping, and architectural elements may be removed or relocated, also at LESSEE’S sole expense, in connection with such sign installation, with prior written approval of LESSOR.

S.* Following installation, LESSEE shall maintain said sign in good working order and condition. If LESSEE fails to do so, LESSOR may in LESSOR’S sole discretion, elect to have said sign repaired or removed from the building at LESSEE’S sole expense, and LESSEE shall promptly pay all just invoice(s) therefor. In addition, prior to the lease termination or any earlier relocation by LESSEE, LESSEE shall remove, if requested by LESSOR, said sign and restore the premises in accordance with LESSOR’S building and construction standards. Time is of the essence.

T. Provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of this lease on the applicable date below, LESSOR shall, notwithstanding Section 2 of this lease, apply a portion of the $334,000 cash security deposit towards payment of the monthly rental payment due on the applicable date according to the following schedule:

                     LESSOR

                     LESSEE

RIDER TO LEASE

(Continued)

Monthly Rental Payment Date	Security Deposit Amount To Be Applied
The Rent Start Date	$27,120
January 1, 2017	$27,120
July 1, 2017	$27,120
January 1, 2018	$38,405.17
July 1, 2018	$38,405.17
July 1, 2019	$63,431.25
July 1, 2020	$63,431.25
January 1, 2021	$48,967.16

If LESSEE is in arrears or default such that the applicable portion of the cash security deposit cannot be applied towards the applicable monthly rental payment, then LESSOR shall apply such portion of the security deposit to the next monthly rental payment due following the date LESSEE is next not in arrears or default of this lease.

U.* LESSEE shall have access to the premises seven days per week, 24 hours per day. LESSEE acknowledges and agrees that LESSOR has no responsibility for providing any security services for the premises, and LESSEE assumes all risks in that regard.

V.* LESSEE’S agreement to subordinate this lease to all mortgages and/or other instruments in the nature of a mortgage, now or at any time in the future, is conditional upon the mortgagee’s agreement that LESSEE’S possession will not be disturbed so long as LESSEE is not in default in the payment of rent or any other term hereof.

W.* LESSOR warrants that, as of the date of execution of this lease, the property of which the premises are a part is not encumbered by any mortgage or instrument in the nature of a mortgage.

X.* LESSOR represents that to its knowledge the common areas serving the premises are in compliance with current requirements of the Americans with Disabilities Act of 1991, as amended (the “ADA”) for LESSEE’S use as set forth in Section 3 above. LESSEE shall serve LESSOR with written notice, and LESSOR shall have 60 days from the receipt of such notice to correct any noncomplying element, if LESSEE receives a written determination from any governmental enforcement authority that said common areas are not in compliance with the ADA in effect as of the date hereof. If LESSOR fails to complete, or to be diligently pursuing completion of, any necessary corrective action within said 60-day period, then LESSEE may elect to cancel this lease without penalty by serving LESSOR with 30 days’ prior written notice to that effect within 30 days following the expiration of said 60-day period. Time is of the essence. Cancellation of this lease shall be LESSEE’S exclusive remedy for any failure by LESSOR to comply with this paragraph.

Y. Notwithstanding Section 11 of this lease, LESSEE shall have the one-time right to assign this lease to an entity in which LESSEE owns at least a 50 percent interest, an entity which owns at least a 50 percent interest in LESSEE, an entity which is under common control with LESSEE, or an entity which is formed as a result of a merger or consolidation involving LESSEE, without a security deposit increase being paid to LESSOR and without further consent from LESSOR, provided LESSEE and the assignee (a) jointly serve LESSOR with prior written notice to that effect, together with all required insurance from the assignee, and (b) execute LESSOR’S standard form lease assignment. All other terms of Section 11 of this lease shall govern said assignment in all other respects.

                     LESSOR

                     LESSEE

RIDER TO LEASE

(Continued)

Z. Upon LESSEE’S prior written request in each instance, and no more than one time during any 12-month period, LESSOR shall provide to LESSEE reasonable supporting documentation evidencing LESSEE’S proportionate share of any fees or charges relating to utility use at the building and for which LESSOR has invoiced LESSEE.

AA.* LESSOR agrees to maintain casualty insurance in a commercially reasonable amount for the building of which the premises are a part.

BB.* LESSOR agrees that all work to be performed by LESSOR as set forth in the plan attached hereto shall be completed in a good and worker like manner.

CC.* With respect to any condition existing prior to the commencement of LESSEE’S occupancy under this lease, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities for any “release” as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or in Mass. G. L. c. 21E, §2 (“c. 21E”), of any “hazardous substance” as defined in Section 101(14) of CERCLA, and/or any “oil” or “hazardous material” as defined in Section 2 of c. 21E as a result of any activity on the property of which the premises are a part occurring prior to LESSEE’S occupancy and not caused or contributed to in any way by LESSEE.

DD.* Whenever LESSOR’S or LESSEE’S consent, agreement, or approval is required under this lease, said consent, agreement, or approval shall not be unreasonably withheld or delayed.

EE.* In the event LESSOR consents to a sublease or an assignment of this lease, LESSEE shall pay LESSOR on the first day of each month throughout the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month. Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the premises.

FF.* In the event this lease is terminated and LESSEE pays LESSOR accelerated rent in accordance with the terms of Section 20 herein, LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of this lease term minus all costs incurred by LESSOR in re-letting the premises. LESSOR’S failure to re-let the premises despite LESSOR’S reasonable efforts shall not limit LESSEE’S liability hereunder.

GG. Prior to the lease termination and/or any relocation by LESSEE to another facility of LESSOR, LESSEE may remove laboratory and/or manufacturing equipment (to include the so-called “dry room” and systems serving said “dry room”, such as rooftop equipment and chemical fume hoods), telecommunications equipment, computer equipment, office equipment, and furniture supplied and installed by LESSEE, provided LESSEE has satisfactorily complied with all other terms of this lease, repairs any and all damage resulting from such removal, and restores the premises to their condition prior to the installation of said equipment in full accordance with LESSOR’S construction specifications and guidelines, and in accordance with all applicable building and electrical codes and at LESSOR’S option, either remove or label all wiring and cabling associated with any telecommunications and computer equipment. All such removal, repair, and restoration shall include, at LESSOR’S option, the complete removal of all systems serving said equipment, including without limitation, all piping, conduits, chases, ductwork, rooftop equipment, wiring, and/or other components serving or dedicated to said equipment. LESSEE must complete all such removal, labeling, repair, restoration, and other work prior to the termination date of this lease, and the premises shall not be considered surrendered to LESSOR until LESSEE has fully complied with all the terms of this paragraph and Section 27 of this lease. Time is of the essence.

                     LESSOR

                     LESSEE

RIDER TO LEASE

(Continued)

HH. LESSEE hereby releases and discharges LESSOR from all liability and responsibility to LESSEE (by way of subrogation or otherwise) for any and all loss or damage to any real property of any kind, if such loss or damage to such real property is covered by insurance benefiting LESSEE or is required to be covered by insurance pursuant to this lease. LESSOR hereby releases and discharges LESSEE from all liability and responsibility to LESSOR (by way of subrogation or otherwise) for that portion of any loss or damage to any real property of any kind that exceeds five million ($5,000,000) dollars (the “Excess Damages”), if the Excess Damages are covered by insurance benefiting LESSOR or is required to be covered by insurance pursuant to this lease. LESSOR and LESSEE shall each notify its respective insurance carrier, if required in order to make said release binding, that LESSOR’s/LESSEE’s respective release is contained in this lease.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: SOLIDENERGY SYSTEMS, LLC

By:	/s/ E. Anderson	By:	/s/ Qichao Hu
	Duly authorized		Duly authorized
		Print name:	Qichao Hu
4/15		Title:	President and CEO